DATE JUNE              2009

(1) CLENERGEN CORPORATION LIMITED

AND

VILLASAM COMPANY LIMITED

BIOMASS SUPPLY AGREEMENT

AGREEMENT is made on

BETWEEN:-

(1)	CLENERGEN CORPORATION LIMITED a Company registered in England and Wales ("CUSTOMER ");

(2)	VILLASAM COMPANY LIMITED a Company registered in Ghana ("SUPPLIER");

All Biomass and Services are supplied subject to Customer’s standard terms end conditions detailed below (this ‘Agreement’). Without limitation, signing for and/or accepting the Biomass shall signify acceptance of this Agreement. To the extent of any inconsistency between this Agreement and any other agreement signed by duly authorised representatives of CUSTOMER and SUPPLIER, the terms of the latter agreement shall apply.

DEFINITIONS in this Agreement

‘CUSTOMER’ means the purchaser of the Biomass and Services offered by SUPPLIER. ‘Premises’ means the premises of the SUPPLIER (including but not limited to installations, facilities, storage and equipment).

'Biomass' means Bamboo wood chips (no more than ______ mm in length) for use as a feedstock for gasification and production of syngas as an energy source for generating electricity and will be to the specifications as outlined in Appendix 1 of this Agreement.

PAYMENT TERMS

Payment for Biomass shall be due in accordance with the payment terms agreed by SUPPLIER and CUSTOMER which are confirmed on the invoice. Payment shall be made directly upon delivery, inspection and approval of the consignments received, subject to an Invoice accompanying such consignments duly completed in all respects. In exceptional circumstances when the deliveries of consignments are received after 5 PM or on a day when the Banks are closed due to a declared holiday, such payments shall be made on the next working day. The next working day to the date of receipt of consignments, inspected and approved shall be treated for all purposes as the due date of payment.

Interest is payable to the SUPPLIER at the rate of 2% above the prime lending rate for the time being of Standard Chartered Bank in respect of all sums which remain unpaid to SUPPLIER after the due date for payment.

Supplier will be required to issue a Performance Bond: 2% of the shipment value, issued as a bank gurantee, to be sent to the L/C opening bank, in the name of the buyer.

PRICES

The price of the Biomass will paid in US dollars at the rate of US$ _____ per tonne delivered at the gate of the SUPPLIER. Such price does not include logistic and freight charges for transporting the Biomass to CUSTOMER’s Power plant storage facilities. CUSTOMER will finance and install chipper equipment at the site of the plantation in order for the Bamboo wood harvested to be chipped on site to a size of 4mm per chip. SUPPLIER will be entitled to an escalation clause of 5% per annum commencing from year two onwards.

TAXES

Prices charged by SUPPLIER are exclusive inclusive of all taxes, imports and duties leviable by any fiscal authority in the country of origin, subject to any changes in taxes, imports and duties as detailed in the Force Majeure Clause.

The CUSTOMER warrants and undertakes that the Biomass supplied under this Agreement will not be used in contravention of the any laws of the country be it enacted by the State or the Central Government or any body competent under law to make such laws/pass orders to any effect

QUALITY

Any Biomass shall conform to any specification or description set out in SUPPLIER literature published in relation thereto as current from time to time. Biomass will be fit for the purpose set out in such literature.

QUANTITY

The CUSTOMER agrees to purchase a minimum of 60,000 tonnes of biomass per annum commencing one month prior to the installation of the Biomass power plant and will be for an initial term of 3 years, with the quantity on order for each period of 6 months confirmed in writing by CUSTOMER to SUPPLIER, 30 days prior to the commencement of the 6 month period. 5000 tones of biomass will be supplied on a monthly basis, with pick up scheduled on a regular basis throughout the month as mutually agreed upon between the CUSTOMER and the SUPPLIER.

MEASUREMENT

SUPPLIER shall be responsible for measurement of the quantity of Biomass delivered for the purposes of preparing accounts, which shall be conclusive and binding in the absence of manifest error on the part of SUPPLIER. CUSTOMER is entitled to be represented at the taking of measurements for bulk deliveries if it so requests, Each truckload of biomass will be supplied with a Weigh slip detailing the weight of the biomass being delivered. CUSTOMER will be responsible to provide designated personnel to be present at the weigh stations in order to verify the amount. Weighment will take place at the gate of the SUPPLIER.

DELIVERY

Biomass shall be delivered to the CUSTOMER or procured to be delivered on the days, between hours and in loads of minimum and/or maximum quantity as may from time to time be reasonably prescribed by SUPPLIER, and CUSTOMER shall request deliveries under this Agreement accordingly and shall allow reasonable time for SUPPLIER to deliver. All deliveries shall be at the location designated by the CUSTOMER.

CUSTOMER warrants and undertakes to provide suitable facilities to allow safe pick up. The cost of uplifts requested by CUSTOMER or caused by CUSTOMER’s default may be charged to CUSTOMER.

BIOMASS DISCREPANCY

In the event of missing consignments, short delivery or damage SUPPLIER will investigate the circumstances if:

In the case of damage to Biomass CUSTOMER notifies SUPPLIER in writing within 10 days of receipt quoting the delivery quantity and weight note and/or in the case of short delivery or non-receipt CUSTOMER notifies SUPPLIER in writing within 10 days of the delivery note of the consignment concerned. SUPPLIER will not be liable to rectify damaged Biomass/short deliveries notified outside the time limits referred to above

PLANTATION MANAGEMENT

The CUSTOMER intends to set up a 2000 acre plantation in Ghana for the purpose of cultivating a new species of tree specifically for the purpose of producing biomass as feedstock for biomass power plants. The CUSTOMER intends to purchase land under a 49 year lease and commence trial in 2010 and expand into commercial plantations in 2011. The supplier will be provided first rights to submit a bid with regards to the hiring a Management company for the proposed plantation.

RISK AND TITLE

Title to Biomass supplied shall pass to CUSTOMER on delivery and weighment.

HEALTH, SAFETY AND ENVIRONMENT

SUPPLIER is committed to the promotion of health and safety and to proper regard for the environment in respect of all its activities. SUPPLIER issues health and safety data sheets for Biomass and CUSTOMER shall be responsible for ensuring that its employees, contractors and clients read and observe all instructions and recommendations. Replacement health and safety data sheets may be obtained by writing to SUPPLIER at the address set out at the beginning of this Agreement or at such address as SUPPLIER may notify the CUSTOMER from time to time.

FORCE MAJEURE

Neither SUPPLIER or the CUSTOMER shall be responsible for any failure to fulfill any term of this Agreement if fulfillment has been delayed, hindered or prevented by any circumstance, which is not within the reasonable control of SUPPLIER or the CUSTOMER as the case may be including, without limitation, any (or the apprehension of any) strike, lockout or labour dispute to which SUPPLIER or the CUSTOMER is or may be a party (whether or not the settlement thereof shall be at the discretion of the party in question) or any Government order or restriction or compliance with any order or request of any national supra-national, provincial, port on any other public authority or any person purporting to act for such authority or by failure, total or in part of any of SUPPLIER’s or SUPPLIERS existing or contemplated sources of supply of the Biomass or any of them or the means of delivery thereof howsoever such failure is caused.

TERMINATION

Without prejudice to any other rights or remedies CUSTOMER shall be entitled to terminate this Agreement summarily on written notice or SUPPLIER shall be entitled to suspend deliveries if CUSTOMER breaches any of its obligations under this Agreement.

On termination of this Agreement all sums owed to SUPPLIER shall be deemed immediately due and payable.

NOTICES

Any notice shall be sufficiently given if sent by first class prepaid post, registered post, recorded delivery or facsimile transmission to the other party and shall be deemed received on the next postal delivery day except for facsimile transmission which shall be deemed received on successful transmission evidenced by the senders printed transmission report.

AMENDMENT OR MODIFICATION

No amendment or modification of any of the provisions of this Agreement, or the rights or obligations of the parties shall be valid unless it is agreed in writing by each of the parties, and specifically refers to this Agreement.

SEVERABILITY

Any provision of this Agreement which is held to be void, illegal or unenforceable shall not affect any other provision of this Agreement

APPLICABLE LAW

This Agreement shall be interpreted in accordance with Laws of Ghana and the parties submit to the exclusive jurisdiction of the Courts of Acrra, Ghana.

Agreed to and accepted this ----- of June 2009.

By and on behalf of the CUSTOMER:

______________________________
Clenergen Corporation Limited

By and on behalf of the SUPPLIER:

____________________________
Villasam Company Limited

APPENDIX 1

BAMBOO WOOD CHIP SPECIFICATIONS